UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 26, 2011

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Executive Officer

On May 26, 2011, the Board of Directors of Nautilus, Inc. (the “Company”) appointed Bruce M. Cazenave, 56, as Chief Executive Officer. Mr. Cazenave’s appointment becomes effective as of May 30, 2011. Mr. Cazenave was also appointed to the Company’s Board of Directors, effective May 30, 2011.

From January 2010 until his appointment as the Company’s Chief Executive Officer, Mr. Cazenave served as Managing Director of Inflection Point Consulting, where he consulted with and served as an executive advisor to private equity firms in the U.S. and Europe. From 2006 to 2009, Mr. Cazenave worked for Central Garden & Pet Company, serving as President of its Garden Décor Group. Central Garden & Pet Company is a marketer and producer of branded products for the lawn and garden and pet supplies markets. From January 2006 to August 2006, Mr. Cazenave served as a strategy consultant to Timex Corporation where he focused on supply chain, operational and organizational priorities for the watch manufacturer. From 2002 to 2005, Mr. Cazenave served as President & CEO of Dorel Juvenile Group, a subsidiary of Dorel Industries, Inc. Dorel Juvenile Group is a marketer and manufacturer of juvenile products. Mr. Cazenave has also served in senior executive roles at Black & Decker U.S., Inc. and Timberland-Europe. The Board of Directors concluded that Mr. Cazenave should serve on the Company’s Board of Directors based on his over 20 years of senior executive leadership and extensive background running divisions of premier global consumer products companies focused on profitable growth.

In connection with his appointment, the Company and Mr. Cazenave entered into an Employment Agreement effective as of May 30, 2011(the “Employment Agreement”). Mr. Cazenave’s initial annual base salary under the Employment Agreement is $375,000. Mr. Cazenave will be eligible for a bonus equal to 100% of his base salary earned in the applicable year based on achievement of corporate and individual performance goals, with potential for a bonus in excess of such target for superior performance. Additionally, for the second quarter of 2011, Mr. Cazenave will be eligible for a pro-rated bonus based on his length of employment and the bonus performance achievement of the Company’s Senior Vice President, Consumer Business. For the third and fourth quarters of 2011, Mr. Cazenave’s bonus will be determined based on achievement of corporate performance goals only. The Employment Agreement also provides for certain payments by the Company associated with the relocation of Mr. Cazenave and his family to the Vancouver, Washington area. Relocation benefits include reimbursement or allowance for certain moving, travel and temporary accommodation expenses, and a lump sum payment of $50,000. The lump sum payment is subject to claw-back by the Company following certain events of termination of Mr. Cazenave’s employment within the first year of his employment.

The Employment Agreement also provides that Mr. Cazenave will be awarded non-qualified options to purchase 50,000 shares of the Company’s common stock under the Company’s 2005 Long Term Incentive Plan. The options will vest as to one-third of the number of shares subject to the award on each of the first, second and third anniversaries of the date of grant. Mr. Cazenave will also receive two awards of restricted stock units under the Company’s 2005 Long Term Incentive Plan. The first restricted stock unit award will include shares with a fair market value of $750,000 based on the closing price of the Company’s stock on the last trading day prior to Mr. Cazenave’s first day of employment. Twenty-five percent (25%) of this award will vest on the first anniversary of Mr. Cazenave’s employment with the remainder vesting monthly over the remaining three years. The second restricted stock unit award will include shares with a fair market value of $50,000 based on the closing price of the Company’s common stock on the last trading day prior to Mr. Cazenave’s first day of employment, and will fully vest on the first anniversary of such date.

Either party may terminate the Employment Agreement at any time for any reason, provided, however, that upon termination of the Employment Agreement by the Company without cause, or by Mr. Cazenave with good reason (as such terms are defined in the Employment Agreement), then Mr. Cazenave will be entitled to receive certain severance benefits, including (i) cash severance payable monthly for a period of twelve months at a rate equivalent to his then current base salary, (ii) a cash bonus equal to Mr. Cazenave’s target annual bonus for the year of termination pro rated through the date of termination and reduced by any quarterly payments previously received for the same year and (iii) continuation of the Company paid portion of medical and dental coverages during such twelve month period.

The foregoing description of the material terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

Resignation of Messrs. Bramson and McKibben

Effective May 26, 2011, Edward J. Bramson resigned from the Company’s Board of Directors and from his position as the Company’s Chairman and Chief Executive Officer. Also effective May 26, 2011, Craig L. McKibben resigned from the Company’s Board of Directors. The resignations of Messrs. Bramson and McKibben are not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Bramson and Mr. McKibben are both affiliated with Sherborne Investors LP, Sherborne Investors Management LP and certain of their affiliates (“Sherborne”). Sherborne is the Company’s largest shareholder.

Appointment of Chairman

In connection with the appointment of Mr. Cazenave and the resignations of Messrs. Bramson and McKibben, the Board of Directors appointed M. Carl Johnson, III as Non-Executive Chairman of the Company’s Board of Directors. Mr. Johnson has been a member of the Company’s Board of Directors since 2010 and currently serves on the Compensation Committee. Mr. Johnson will receive an annual fee of $30,000 for his services as Non-Executive Chairman.

On May 26, 2011 the Company issued a press release concerning the appointments of Messrs. Cazenave and Johnson and the resignations of Messrs. Bramson and McKibben. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Nautilus, Inc. press release, dated May 26, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

May 27, 2011	By:	/s/ Wayne M. Bolio
(Date)		Wayne M. Bolio
Senior Vice President, Law and General Counsel